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                                                                      Exhibit 10
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in Post-Effective Amendment
No. 45 to this Registration Statement on Form N-1A of our report dated
February 7, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to Shareholders of the Select Capital Appreciation Fund, Select Value Opportunity Fund, Select International Equity Fund, Select Growth Fund, Core Equity Fund, Equity Index Fund, Select Investment Grade Income Fund, Government Bond Fund and Money Market Fund (constituting the Allmerica Investment Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 22, 2003